CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment #1171 to the Registration Statement on Form N-1A of Advisors Series Trust and to the use of our report dated November 27, 2024 on the financial statements and financial highlights of the Poplar Forest Partners Fund and Poplar Forest Cornerstone Fund, each a series of the Advisor Series Trust. Such financial statements and financial highlights appear in the 2024 Annual Financial Statements in Form N-CSR which is incorporated by reference into the Statement of Additional Information.

                            /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
April 11, 2025